OSAGE EXPLORATION AND DEVELOPMENT, INC.
RESTRICTED STOCK AGREEMENT
GREG FRANKLIN

THIS AGREEMENT, dated and effective as of November 9, 2007 (the "Grant Date") by and between Osage Exploration and Development, Inc., a Delaware corporation (the “Company"), and Greg Franklin (the "Executive"), is entered into as follows:

WHEREAS, the Company and the Executive are parties to an Employment Agreement made and entered into on November 9, 2007 (the "Employment Agreement"); and

WHEREAS, pursuant to the Employment Agreement, the Effective Date of the Executive's employment with the Company is November 9, 2007 ("Effective Date"); and

WHEREAS, the Board of Directors of the Company has determined that, as an inducement material to the Executive's agreement to enter into employment with the Company, in satisfaction of the Company's obligation under Section 4(c) of the Employment Agreement, and subject to the restrictions stated below, the Executive should be granted shares of the Company’s $0.0001 par value Common Stock (the "Restricted Stock");

NOW, THEREFORE, the parties hereby agree as follows:

1. Grant of Stock.

 Pursuant to Section 4(c) of the Employment Agreement, the Executive is hereby granted, effective on the Grant Date and subject to the terms and conditions of this Agreement, 2,000,000 shares of the Company’s Common Stock $0.0001 par value (the “Restricted Stock”).

2. Issuance of Stock.

As soon as practicable, the Company shall cause the shares of Restricted Stock to be issued in the Executive's name. The Restricted Stock shall be held in the custody of the Company or its designee for the Executive's account. The Restricted Stock shall be subject to the restrictions described herein. The Restricted Stock shall bear appropriate legends with respect to the restrictions described herein. The Restricted Stock has been granted pursuant to the Osage Exploration and Development, Inc. 2007 Equity Based Compensation Plan (the “Plan”) and is subject to all provisions of the Plan, which are hereby incorporated herein by reference, and to the following provisions of this Agreement (capitalized terms not defined herein are used as defined in the Plan):

3. Vesting.

(a) The interest of the Executive in the Restricted Stock shall vest as to 100% of the Restricted Stock (2,000,000) on January 1, 2009.

(b) Notwithstanding the foregoing, pursuant to and in accordance with the terms, conditions and definitions of the Employment Agreement, the interest of the Executive in the Stock shall vest as to 100% of the then unvested Restricted Stock upon the Executive's termination of employment (i) through a Change of Control, (ii) upon termination of employment for Good Reason or (iii) upon termination without Cause (as such terms are defined in the Employment Agreement).

4. Restrictions.

(a) No portion of the Restricted Stock or rights granted hereunder may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of by the Executive until such portion of the Restricted Stock becomes vested in accordance with Section 3 of this Agreement. The period of time between the date hereof and the date all Restricted Stock becomes vested is referred to herein as the "Restriction Period."

(b) If the Executive's employment with the Company is terminated for any reason which does not give rise to 100% vesting of the Restricted Stock, as provided in Section 3 above, the balance of the Restricted Stock subject to the provisions of this Agreement which have not vested at the time of the Executive's termination of employment shall be forfeited by the Executive, and ownership transferred back to the Company.

5. Executive Shareholder Rights.

During the Restriction Period, the Executive shall have all the rights of a shareholder with respect to the Restricted Stock except for the right to transfer the Restricted Stock, as set forth in Section 4 of this Agreement. Accordingly, the Executive shall have the right to vote the Restricted Stock and to receive any cash dividends paid to or made with respect to the Restricted Stock, provided, however, that dividends paid, if any, with respect to that Restricted Stock which has not vested at the time of the dividend payment shall be held in the custody of the Company and shall be subject to the same restrictions that apply to the corresponding Restricted Stock.

6. Changes in Stock.

In the event that as a result of any stock dividend, stock split or other change in the Restricted Stock, and by virtue of any such change, the Executive shall in his capacity as owner of unvested shares of Restricted Stock which have been awarded to him (the "Prior Stock") be entitled to new or additional or different shares or securities, such new or additional or different shares or securities shall thereupon be considered to be unvested Restricted Stock and shall be subject to all of the conditions and restrictions which were applicable to the Prior Stock pursuant to this Agreement.

7. Taxes.

Regardless of any action the Company takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), the Executive acknowledges that the ultimate liability for all Tax-Related Items is and remains the Executive’s responsibility and that the Company.

     The Executive shall pay or make adequate arrangements satisfactory to the Company to satisfy all withholding and payment on account obligations of the Company. If the Executive does not make such payment to or arrangements with the Company, the Company shall have the right to withhold from any payment of any kind otherwise due to the Executive from the Company, any federal, state or local taxes of any kind required by law to be withheld with respect to the award or vesting of the Restricted Stock. Alternatively, or in addition, if permissible under local law, the Company may (a) sell or arrange for the sale of the Restricted Stock or (b) withhold such amount in shares of Restricted Stock to meet the withholding obligation for Tax-Related Items.

For purposes of Internal Revenue Code Section 83, the Executive’s receipt of Restricted Stock may be deemed a transfer in connection with the performance of services. Because of the restrictions on transfer and vesting requirements, the Executive will recognize taxable income in the tax year in which the Restricted Stock vests. The amount of taxable income is the fair market value of the Restricted Stock at the time the Restricted Stock vests.  As an alternative, an election is available under Internal Revenue Code Section 83(b) to include the excess amount in taxable income for the year of the grant. If a Section 83(b) election were made, the Company would report the value of the Restricted Stock to the Internal Revenue Service and will include the excess amount on your W-2 for the year of grant.  IN CONSIDERATION OF THE EXECUTIVE’S EMPLOYMENT AND THE ISSUANCE OF THE RESTRICTED STOCK TO THE EXECUTIVE, THE EXECUTIVE AGREES NOT TO MAKE A SECTION 83(b) ELECTION WITH RESPECT TO THE RESTRICTED STOCK.

8. Miscellaneous.

(a) The Company shall not be required (i) to transfer on its books any shares of Restricted Stock which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (ii) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.

(b) The parties agree to execute such further instruments and to take such action as may reasonably be necessary to carry out the intent of this Agreement.

(c) Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon delivery to the Executive at her address then on file with the Company.

(d) This Agreement shall not be construed so as to grant the Executive any right to remain in the employ of the Company.

(e) The parties agree that: (i) this Restricted Stock Agreement and the grant of Restricted Stock hereunder are in full and final satisfaction of the Company's obligations under Section 4(c) of the Employment Agreement; (ii) the Company shall have no further obligation to the Executive pursuant to Section 4(c) of the Employment Agreement except as stated herein; and (iii) the Company shall not have any further obligation to the Executive relating to the grant of stock except as stated herein.

(f) This Agreement and the Employment Agreement constitute the entire agreement of the parties with respect to the subject matter hereof.

IN WITNESS WHEREOF, the undersigned have executed this Agreement effective on the date first set above.

EXECUTIVE	OSAGE EXPLORATION AND DEVELOPMENT, INC.

_________________	____________________________________________
Greg Franklin	Kim Bradford, President and Chief Executive Officer